EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
IntriCon Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 of IntriCon Corporation (formerly Selas Corporation of America) and subsidiaries of our reports dated March 18, 2005, except as to notes 3, 4, 8 and 18, which are as of March 31, 2005 and note 2 which is as of June 24, 2005, relating to the consolidated balance sheet of IntriCon Corporation and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows and related financial statement schedule for each of the years in the two year period ended December 31, 2004, which reports are included in the December 31, 2005 annual report on Form 10-K of IntriCon Corporation.

Our reports refer to the Company’s restatement of the consolidated financial statements as of December 31, 2004 and for each of the years in the two year period ended December 31, 2004.

/s/   KPMG LLP

Minneapolis, Minnesota
May 17, 2006